Exhibit 10.5

Employment Agreement Addendum I

Addendum to agreement dated March 18, 2019

This first addendum to the employment agreement (the “Addendum”) is made this 10th day of March 2020, by and between OptimizeRx, Corporation (the “Company”), a Nevada Company, and Stephen Silvestro (the “Executive”).

Base Salary: The Executive will receive a base salary at the annualized rate of $300,000.00 (“Base Salary”), which will be paid in accordance with normal Company payroll practices and subject to the usual and applicable required withholding(s).

Bonus: The Executive will be eligible to participate in the Company’s Executive Bonus Plan, subject to terms and conditions, with an annual target bonus of 50% of base salary.

Effective Date: January 1, 2020

Acknowledgment:

Except as expressly set forth herein, all other terms of the Agreement remain in full force and effect.

OptimizeRx, Corporation		Stephen Silvestro

By:	William Febbo	By:	Stephen Silvestro
Its:	Chief Executive Officer	Date:	March 10, 2020
Date:	March 10, 2020